SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  January 29, 1998




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)


675 McDonnell Boulevard, St. Louis, MO                       63134
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Item 5.  Other Events
A press release was issued January 29, 1998. The relevant portion of the text of that release was as follows:
(*) Indicates registered trademark

OPTISON(*) RECOMMENDED FOR EUROPEAN APPROVAL; NEW ULTRASOUND IMAGING AGENT WILL AID IN DETECTION OF CARDIAC DISEASE

ST. LOUIS, Mo., and San Diego, Calif., January 29, 1998 - Mallinckrodt Inc. (NYSE:MKG) and Molecular Biosystems, Inc. (NYSE:MB)
(MBI) today announced that the European Union's Committee for Proprietary Medicinal Products (CPMP) of the European Medicines Evaluation Agency (EMEA) has recommended the approval of OPTISON(*), a new ultrasound imaging agent developed to aid in the detection of cardiac disease.

     Bobba Venkatadri, president and chief executive officer of Molecular Biosystems, said: "We are pleased that OPTISON(*) is once again the first of the next generation ultrasound contrast agents recommended for approval. We believe that OPTISON(*)s clearance in the United States and now this recommendation in the European Union reinforces the product's safety and efficacy. Our management team has worked hard to obtain approval for OPTISON(*) in these two territories and has succeeded in being first in this approval process."

     C. Ray Holman, chairman and chief executive officer of Mallinckrodt, said: "OPTISON(*) is meeting with good early success in the United States. Clinicians are finding that it enhances suboptimal cardiac ultrasound images. We are looking forward to marketing the product in Europe as well."

     The regulatory file was submitted to the European Medicines Evaluation Agency (EMEA) under the centralized procedure in which a single license is granted for 15 member states of the European Union. The marketing authorization is expected to be granted by the European Commission within a few months. Upon EMEA approval, OPTISON(*) will be launched by Mallinckrodt. OPTISON(*) received marketing clearance from the U.S. Food and Drug Administration on December 31, 1997, and is being distributed by Mallinckrodt in the United States.

     MBI, based in San Diego, Calif., is a world leader in the development and manufacture of ultrasound contrast agents for medical imaging. MBI shares are listed on the New York Stock Exchange under the symbol "MB."

     Based in St. Louis, Missouri, and operating globally in more than 100 countries, Mallinckrodt Inc. had fiscal 1997 net sales of $1.9 billion. The Mallinckrodt web site address is (www.mallinckrodt.com).

                                # # #

This news release contains forward-looking statements that involve risks and uncertainties. These statements are based on current expectations; actual results may differ materially. Among the factors that could cause actual results to differ materially are the following: the impact of competitive products; market acceptance issues, including the failure of new products to generate anticipated sales levels; difficulties or delays in receiving required governmental or regulatory approvals; and the other risk factors reported from time to time in the Mallinckrodt's filings with the Securities and Exchange Commission.

Mallinckrodt Inc.



ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE:  January 30, 1998